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                                                                   Exhibit 99.14


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of STI Classic Funds on Form N-14 of our report dated December 19, 2003, included in the Annual Report of Seix Funds, Inc. (comprising the Seix Core Bond Fund, Seix Intermediate Bond Fund, Seix High Yield Fund and Seix Limited Duration
Fund) for the year ended October 31, 2003.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
July 8, 2004